Exhibit 23(i)






CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-8 of our report dated February 2, 1996, incorporated by reference in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP
Richmond, Virginia
April 22, 1996